                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                      Form 8-K

                   Current Report Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of 1934



        Date of report (Date of earliest event reported)    July 19, 1996
                                                         ___________________


                                      Aetna Inc.
        _______________________________________________________________________
                (Exact name of registrant as specified in its charter)


                                      Connecticut
        _______________________________________________________________________
                    (State or other jurisdiction of incorporation)


               1-11913                                  02-0488491
        ______________________________________________________________________
        (Commission File Number)                      (I.R.S. Employer
                                                       Identification No.)


        151 Farmington Avenue, Hartford, Connecticut           06156
        _______________________________________________________________________
        (Address of principal executive offices)             (ZIP Code)


        Registrant's telephone number, including area code     (860) 273-0123
                                                             __________________


                                    Not Applicable
        _______________________________________________________________________
            (Former Name or Former Address, if Changed Since Last Report)

                               TABLE OF CONTENTS
                               _________________


                                                                    Page
                                                                    ____

        Item 2.     Acquisition or Disposition of Assets.             3


        Item 7(a).  Financial Statements.                             4


        Item 7(b).  Pro Forma Financial Information.                  6


        Item 7(c).  Exhibits.                                        14


        Signatures                                                   15

Item 2.  Acquisition or Disposition of Assets.

On July 19, 1996, Aetna Services, Inc. ("Aetna") (formerly Aetna Life and Casualty Company) and U.S. Healthcare, Inc. ("U.S. Healthcare") respectively merged (respectively, the "Aetna Sub Merger" and the "U.S. Healthcare Sub Merger", and collectively, the "Mergers") with separate subsidiaries of a new holding company, Aetna Inc. ("Parent") and both Aetna and U.S. Healthcare became wholly-owned subsidiaries of Parent.
The Mergers were effected pursuant to a definitive agreement, dated as of March 30, 1996, as amended by Amendment No. 1 thereto dated as of May 30, 1996 (as so amended, the "Merger Agreement") among Aetna, U.S. Healthcare, Parent and such subsidiaries.

In the Mergers, (i) each share of common stock, par value $0.005 per share, of U.S. Healthcare ("USH Common Stock") and each share of Class B Stock, par value $0.005 per share, of U.S. Healthcare ("USH Class B Stock") outstanding as of the effective time of the Mergers (other than shares held by U.S. Healthcare as treasury stock, certain shares held by Aetna or its subsidiaries and shares for which dissenting shareholders' rights are being properly exercised and perfected) was converted into the right to receive 0.2246 shares of common stock, par value $0.01 per share, of Parent, together with 0.2246 Parent Rights (as such term is defined in the Merger Agreement) (collectively, the "Parent Common Stock"); the right to receive 0.0749 shares of 6.25% Class C Voting Preferred Stock, par value $0.01 per share, of Parent ("mandatorily convertible preferred stock"); and the right to receive in cash without interest an amount equal to $34.20 (collectively, the "U.S. Healthcare Merger Consideration") and (ii) each share of Aetna common stock, without par value ("Aetna Common Stock"), outstanding as of the effective time of the Mergers (other than shares held by Aetna as treasury stock, shares held by U.S. Healthcare or its subsidiaries and shares for which objecting shareholders' rights are being properly exercised and perfected) was converted into one share of Parent Common Stock. Fractional shares of Parent Common Stock and mandatorily convertible preferred stock will not be issued in connection with the Mergers. Any holder of USH Common Stock and USH Class B Stock otherwise entitled to a fractional share of Parent Common Stock or mandatorily convertible preferred stock will receive a cash payment representing such holder's proportionate interest in the net proceeds from the sale on behalf of all holders of the aggregate fractional shares of Parent Common Stock and mandatorily convertible preferred stock which would otherwise have been issued. The Parent Common Stock is traded on the New York Stock Exchange, under the symbol "AET" and the Parent mandatorily convertible preferred stock is traded on the New York Stock Exchange under the symbol "AET Pr C".

The terms of the Merger Agreement, including the consideration to be received by Aetna and U.S. Healthcare shareholders, were determined pursuant to arms-length negotiations between the parties.

The aggregate $5.3 billion cash consideration paid to U.S. Healthcare shareholders as a result of the Mergers was financed with $3.9 billion from the net proceeds received from the sale of Aetna's property-casualty operations and funds made available from the issuance of $1.4 billion of commercial paper by Aetna.

The business of Parent initially consists of the businesses conducted by Aetna and U.S. Healthcare and their respective subsidiaries immediately prior to the consummation of the Mergers. In this regard, Parent intends to continue to devote the assets associated with these businesses to generally the same purposes as these assets were employed prior to the consummation of the Mergers.

The Mergers were approved by the stockholders of Aetna and U.S. Healthcare at meetings held on July 18, 1996.

Item 7(a). Financial Statements.

        1. Consolidated financial statements for Aetna Services, Inc. and Subsidiaries.

           a. Unaudited condensed consolidated financial statements for the six-month periods ended June 30, 1996 and 1995, incorporated herein by reference to Aetna Services, Inc.'s Quarterly Report on Form 10-Q filed on July 26, 1996.

           b. Audited consolidated financial statements for each of the years in the three-year period ended December 31, 1995, incorporated herein by reference to Aetna Services, Inc.'s (formerly named Aetna Life and Casualty Company) Annual Report on Form 10-K filed on February 26, 1996.



        2. Consolidated financial statements for U.S. Healthcare and Subsidiaries

           a. Unaudited condensed consolidated financial statements for the quarters and three-month periods ended March 31, 1996 and 1995, incorporated herein by reference to U.S. Healthcare's Quarterly Report on Form 10-Q filed on May 15, 1996.

           b. Audited consolidated financial statements for the each of the years in the three-year period ended December 31, 1995, incorporated herein by reference to U.S. Healthcare's Annual Report on Form 10-K filed on March 30, 1996 (as amended by Amendments filed on Form 10K/A on April 30, 1996 and June 12, 1996).



        3. The following is Aetna Inc. and Subsidiaries' unaudited consolidated balance sheet and related notes as of June 30, 1996:



                      AETNA INC. AND SUBSIDIARIES
                       CONSOLIDATED BALANCE SHEET
                             June 30, 1996
                              (Unaudited)



Assets:
  Cash                                                                     $ 2,000
                                                                           _______
    Total assets                                                           $ 2,000
                                                                           _______
                                                                           _______

Stockholders' equity:
  Common stock, (par value $1.00 per share; 20,000 shares authorized;
    2,000 shares issued and 1,000 shares outstanding)                      $ 2,000
  Additional paid-in capital                                                 1,000
  Treasury stock, at cost (1,000 shares)                                    (1,000)
                         _______

    Total stockholders' equity                                             $ 2,000
                                                                           _______
                                                                           _______

The accompanying notes are an integral part of the consolidated balance sheet.

                       AETNA INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED BALANCE SHEET


1.  Background of Organization:

    Aetna Inc. was incorporated under the Stock Corporation Act of the state of Connecticut on March 25, 1996 for the purpose of effectuating the combination of Aetna Services, Inc. - (formerly Aetna Life and Casualty Company) ("Aetna") and U.S. Healthcare, Inc. ("U.S. Healthcare") in accordance with the terms of the Agreement and Plan of Merger dated as of March 30, 1996 (the "Merger Agreement"). Aetna Inc. is equally owned by Aetna and U.S. Healthcare. Since its formation, Aetna Inc. has organized two wholly-owned subsidiaries in accordance with the Merger Agreement and has not conducted business or activity other than in connection with the Merger Agreement (related expenses are the responsibility of Aetna and U.S. Healthcare). Aetna Inc. has no contingent liabilities.

2.  Stockholders' Equity:

    The initial authorized capital stock of Aetna Inc. consists of 20,000 shares of Common Stock, par value $1.00 per share. Two thousand shares have been issued, 1,000 shares are held in treasury and 1,000 shares are outstanding.

3.  Subsequent Event - Merger with U.S. Healthcare:

    Aetna's merger transaction with U.S. Healthcare was consummated on July 19, 1996. As a result of the merger, Aetna and U.S. Healthcare are each direct, wholly-owned subsidiaries of Aetna Inc. Pursuant to the merger, each outstanding share of Aetna's common stock became a share of common stock of Aetna Inc. and each outstanding share of U.S. Healthcare common stock and Class B Stock became a right to receive $34.20 in cash, 0.2246 shares of Aetna Inc. common stock and
    0.0749 shares of Aetna Inc. 6.25% Class C Voting Preferred Stock ("mandatorily convertible preferred stock"). As a result, approximately 35 million shares of Aetna Inc. common stock and 12 million shares of Aetna Inc. mandatorily convertible preferred stock were issued to U.S. Healthcare shareholders. Aetna Inc.
    common stock and mandatorily convertible preferred stock are traded on the New York Stock Exchange. As a result of the merger, Aetna Inc. will have stockholders' equity of approximately $10.9 billion.

    The aggregate $5.3 billion cash consideration paid to U.S. Healthcare shareholders as a result of the merger was financed with $3.9 billion from the net proceeds received from the sale of Aetna's property-casualty operations and funds made available from the issuance of $1.4 billion of commercial paper by Aetna.

Item 7(b). Pro Forma Financial Information.

                UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated statements of income of Parent for the six months ended June 30, 1996 and the twelve months ended December 31, 1995 present results for Parent as if each of the following had occurred as of January 1, 1996 and January 1, 1995, respectively: (i) the consummation of the sale by Aetna of its property-casualty operations to an affiliate of Travelers (the "Property-Casualty Sale") and (ii) the consummation of the Mergers (including associated borrowings and related transactions). The accompanying unaudited pro forma condensed consolidated balance sheet for Parent as of June 30, 1996 gives effect to the Mergers (including associated borrowings and related transactions) as if they had occurred as of June 30, 1996.

The U.S. Healthcare Sub Merger was accounted for under the purchase method of accounting. Accordingly, the amount of the consideration paid in the U.S. Healthcare Sub Merger will be allocated to assets acquired and liabilities assumed based on their estimated fair values. The excess of such consideration over the estimated fair value of such assets and liabilities has been preliminarily allocated to certain identifiable intangible assets and goodwill. The purchase price allocation may be adjusted upon completion of the final valuations of U.S. Healthcare's assets and liabilities and the effect of any such adjustment could be significant. The Aetna Sub Merger was treated as a reorganization with no change in the recorded amount of Aetna's assets and liabilities. The pro forma condensed consolidated financial statements do not give effect to any synergies which may be realized as a result of the Mergers. Additionally, except as indicated in the notes thereto, the pro forma condensed consolidated financial statements do not reflect any nonrecurring/unusual restructuring charges that may be incurred as a result of the integration of Aetna's and U.S. Healthcare's combined health operations (the "Combined Health Operations"). The amount of such charges related to the integration of the Combined Health Operations cannot be reasonably determined at this time.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to represent what Parent's financial position or results of operations actually would have been had the Property-Casualty Sale and the Mergers in fact occurred on the dates indicated, or to project Parent's financial position or results of operations for any future date or period.

The unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of Aetna and U.S. Healthcare and should be read in conjunction with such historical financial statements, and the notes thereto, which are included in the annual reports on Form 10-K of Aetna and Form 10-K, as amended, of U.S. Healthcare for the year ended December 31, 1995 and the quarterly reports on Form 10-Q of Aetna for the quarter ended June 30, 1996 and U.S. Healthcare for the quarter ended March 31, 1996 (see also information regarding factors affecting forward looking information included in such reports).

                                 Aetna Inc.
      Unaudited Pro Forma Condensed Consolidated Statement Of Income
                  For the Six Months Ended June 30, 1996
              (in millions, except share and per share data)

                                                                                         Pro Forma
                                       Aetna      Pro Forma        Aetna                      U.S.
                                   Services,      Property-    Services,         U.S.   Healthcare       Aetna
                                        Inc.  Casualty Sale         Inc.   Healthcare       Merger       Inc.(m)
                                  Historical  Adjustments(d) As Adjusted   Historical  Adjustments(e) As Adjusted
                                  __________  ______________ ___________  ___________  ______________ ___________

Revenue:

Premiums                          $  3,554.7  $        -     $  3,554.7   $  2,095.5   $        -    $  5,650.2
Net investment income, including
 net realized capital gains          1,846.5           - (a)    1,846.5         41.8        (46.7)(f)   1,841.6
Fees and other income                1,066.3           -        1,066.3         48.5            -       1,114.8
                                  _____________________________________________________________________________

Total revenue                        6,467.5           -        6,467.5      2,185.8        (46.7)      8,606.6
_______________________________________________________________________________________________________________

Benefits and Expenses:

Current and future benefits          4,296.3           -        4,296.3      1,614.9            -       5,911.2
Operating expenses                   1,591.2           -        1,591.2        271.0          4.3 (g)   1,897.1
                                                                                             58.0 (h)
                                                                                            (27.4)(l)
Amortization of deferred policy
 acquisition costs                      75.1           -           75.1            -            -          75.1
Amortization of identifiable
 intangible assets and goodwill            -           -              -            -        178.6 (j)     178.6
Reduction of loss on discontinued
 products                             (170.0)          -         (170.0)           -            -        (170.0)
Facilities and severance charges       392.7           -          392.7            -            - (k)     392.7
                                  _____________________________________________________________________________

Total benefits and expenses          6,185.3           -        6,185.3      1,885.9        213.5       8,284.7
_______________________________________________________________________________________________________________

Income from continuing operations
 before income taxes (benefits)
 and preferred stock dividends         282.2           -          282.2        299.9       (260.2)        321.9

Income taxes (benefits)                 92.4           - (a)       92.4        120.3        (16.7)(f)     144.7
                                                                                             (1.6)(g)
                                                                                            (20.3)(h)
                                                                                              2.5 (l)
                                                                                            (31.9)(j)
                                  _____________________________________________________________________________

Income from continuing operations      189.8           -          189.8        179.6       (192.2)        177.2

Dividends on mandatorily
 convertible preferred stock               -           -              -            -        (28.1)(i)     (28.1)
                                  ______________________________________________________________________________

Income from continuing operations
 attributable to common ownership $    189.8  $        -     $    189.8   $    179.6   $   (220.3)   $    149.1
                                  _____________________________________________________________________________
                                  _____________________________________________________________________________

Results Per Common Share:
Primary:
Income from continuing
 operations                       $     1.63                 $     1.63                              $     0.98
                                  __________                 __________                              __________
                                  __________                 __________                              __________
  Weighted average common shares

   and share equivalents
   outstanding                   116,297,376                116,297,376                             151,765,356*
                                 ___________                ___________                             ___________

* Pro forma weighted average common shares outstanding reflects Aetna's second quarter 1996 weighted average common shares outstanding and the issuance by Parent of 35,467,980 shares of Parent Common Stock in connection with the U.S. Healthcare Sub Merger, as though all such shares were issued and outstanding on January 1, 1996.  No conversion of mandatorily convertible preferred stock issued in connection with the Mergers is assumed.

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                                 Aetna Inc.
      Unaudited Pro Forma Condensed Consolidated Statement Of Income
                  For the Year Ended December 31, 1995
              (in millions, except share and per share data)

                                                                                         Pro Forma
                                      Aetna      Pro Forma         Aetna                      U.S.
                                  Services,      Property-     Services,         U.S.   Healthcare       Aetna
                                       Inc.  Casualty Sale          Inc.   Healthcare       Merger       Inc.(m)
                                 Historical  Adjustments(d)  As Adjusted   Historical  Adjustments(e) As Adjusted
                                 __________  ______________  ___________  ___________  ______________ ___________

Revenue:

Premiums                         $  7,431.4  $        -      $  7,431.4   $  3,462.0   $        -    $ 10,893.4
Net investment income, including
 net realized capital gains         3,622.3           - (a)     3,622.3         91.9            - (f)   3,714.2
Fees and other income               1,924.3           -         1,924.3         55.8            -       1,980.1
                                 ______________________________________________________________________________

Total revenue                      12,978.0           -        12,978.0      3,609.7            -      16,587.7
_______________________________________________________________________________________________________________

Benefits and Expenses:

Current and future benefits         9,027.2           -         9,027.2      2,577.8            -      11,605.0
Operating expenses                  3,087.5        17.0 (b)     3,104.5        412.9         18.2 (g)   3,651.6
                                                                                            116.0 (h)
Amortization of deferred policy
 acquisition costs                    137.1           -           137.1            -            -         137.1
Amortization of identifiable
 intangible assets and goodwill           -           -               -            -        358.4 (j)     358.4
Restructuring costs                       -           - (c)           -            -            - (k)         -
                                 ______________________________________________________________________________

Total benefits and expenses        12,251.8        17.0        12,268.8      2,990.7        492.6      15,752.1
_______________________________________________________________________________________________________________

Income from continuing operations
 before income taxes (benefits)
 and preferred stock dividends        726.2       (17.0)          709.2        619.0       (492.6)        835.6

Income taxes (benefits)               252.3        (5.9)(b)       246.4        238.3         (7.0)(g)     373.2
                                                                                            (40.6)(h)
                                                                                            (63.9)(j)
                                 ______________________________________________________________________________

Income from continuing operations     473.9       (11.1)          462.8        380.7       (381.1)        462.4

Dividends on mandatorily
 convertible preferred stock              -           -               -            -        (56.2)(i)     (56.2)
                                 _______________________________________________________________________________

Income from continuing operations
 attributable to common
 ownership                       $    473.9  $    (11.1)     $    462.8   $    380.7   $   (437.3)   $    406.2
                                 ______________________________________________________________________________
                                 ______________________________________________________________________________

Results Per Common Share:
Primary:
Income from continuing
 operations                      $     4.16                  $     4.06                              $     2.71
                                 __________                  __________                              __________
                                 __________                  __________                              __________
  Weighted average common shares

   and share equivalents
   outstanding                  113,897,633                 113,897,633                             149,365,613*
                                ___________                 ___________                             ___________

* Pro forma weighted average common shares outstanding reflects Aetna's 1995 weighted average common shares outstanding and the issuance by Parent of 35,467,980 common shares in connection with the U.S. Healthcare Sub Merger, as though all such shares were issued and outstanding on January 1, 1995.  No conversion of the Parent Mandatorily Convertible
  Preferred Stock is assumed.

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                                      Aetna Inc.
               Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 As of June 30, 1996
                                    (in millions)


                                                             Pro Forma
                                       Aetna                      U.S.
                                   Services,         U.S.   Healthcare      Aetna
                                        Inc.   Healthcare       Merger      Inc.(m)
                                  Historical   Historical  Adjustments   As Adjusted
                                  __________  ___________  ___________   ___________

Assets:
Investments:
 Marketable securities            $ 32,782.0  $    966.4   $        -    $ 33,748.4
 Other investments                  10,062.9           -            -      10,062.9
                                  _________________________________________________
Total investments                   42,844.9       966.4            -      43,811.3
___________________________________________________________________________________

Cash and cash equivalents            4,253.5       418.4     (3,900.0)(o)     771.9
Goodwill                                   -           -      6,934.6 (q)   6,934.6
Identifiable intangible assets             -           -      1,525.0 (q)   1,525.0
Deferred federal and foreign
 income taxes                          538.9           -         26.2 (p)     570.4
                                                       -          5.3 (n)
Separate accounts assets            32,281.0           -            -      32,281.0

Other assets                         4,799.1       462.3        (69.8)(p)   5,191.6
                                  _________________________________________________

Total assets                      $ 84,717.4  $  1,847.1   $  4,521.3    $ 91,085.8
___________________________________________________________________________________
___________________________________________________________________________________

Liabilities:
 Future policy benefits           $ 18,322.2  $        -   $        -    $ 18,322.2
 Other policy liabilities            1,657.8       629.2            -       2,287.0
 Policyholders' funds left
  with the company                  20,711.4           -            -      20,711.4
                                  _________________________________________________
Total insurance liabilities         40,691.4       629.2            -      41,320.6

 Debt                                1,020.8           -      1,450.0 (o)   2,470.8
 Accounts payable and
  other liabilities                  3,169.5       115.4        533.8 (q)   3,858.7
                                                                 40.0 (n)
 Separate Accounts liabilities      32,218.4           -            -      32,218.4
                                  _________________________________________________
Total liabilities                   77,100.1       744.6      2,023.8      79,868.5
___________________________________________________________________________________

Minority interest in preferred

 securities of subsidiary              275.0           -            -         275.0
___________________________________________________________________________________

Shareholders' Equity:
 Common Capital Stock                1,499.6         0.7      2,700.0 (o)   4,187.5
                                                                 (0.7)(q)
                                                                (12.1)(m)
 Class B Stock                             -         0.1         (0.1)(q)         -
 Mandatorily convertible
  preferred stock                          -           -        900.0 (o)     900.0
 Additional paid-in capital                -       232.6       (232.6)(q)         -
 Net unrealized capital gains
  (losses)                             103.2       (17.5)        17.5 (q)     103.2
 Retained earnings                   5,751.6     1,217.2     (1,217.2)(q)   5,751.6
 Treasury stock, at cost               (12.1)     (311.8)       311.8 (q)         -
                                                                 12.1 (m)
 Unearned portion of restricted
  common stock                             -       (18.8)        18.8 (q)         -
                                  _________________________________________________
Total shareholders' equity           7,342.3     1,102.5      2,497.5      10,942.3
___________________________________________________________________________________

Total liabilities,
  minority interest and


  shareholders' equity            $ 84,717.4  $  1,847.1   $  4,521.3    $ 91,085.8
___________________________________________________________________________________
___________________________________________________________________________________


See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                              Aetna Inc.
                     Notes To Unaudited Pro Forma
              Condensed Consolidated Financial Statements

Pro Forma Adjustments Related to the Property-Casualty Sale:
____________________________________________________________

a. No adjustment has been made to reflect interest income for the period January 1, 1996 through April 2, 1996 at 4.93% and a full year of interest income at 5.49% in 1995 (average 3 month Treasury bill rates for the periods) on net proceeds from the Property-Casualty Sale (after giving effect to the payment of transaction costs and liabilities associated with the sale) of approximately $3.9 billion. The amount of such adjustments (after-tax) would approximate $31.3 million for the for the period January 1, 1996 through April 2, 1996 and $139.2 million for the twelve months ended December 31, 1995.

b. Pro forma adjustment to reflect a full year of interest expense (an additional 11.2 months) at 6.01% in 1995 (average commercial paper rate for the period), and related income tax benefits, on the capital contribution by Aetna of $303 million to the property-casualty operations. Such capital contribution was actually made on December 6, 1995.

c. No adjustment has been made to give effect to the restructuring charges related to the Property-Casualty Sale, including CityPlace and other facility and severance charges. Such charges
    ($362.7 million pre-tax, $235 million after tax) were recorded by Aetna in the second quarter of 1996.

d. No adjustment has been made to reflect the historical results of Aetna's discontinued property-casualty operations. Such results were $182.2 million (or $1.57 per Common Share) of net income for the period January 1, 1996 through April 2, 1996 and $222.2 million of a net loss (or $1.95 per Common Share) for the twelve months ended December 31, 1995.

Pro Forma Adjustments Related to the Mergers:
_____________________________________________

e. No adjustment has been made to give effect to any synergies which may be realized as a result of the Mergers.

f. Pro forma adjustment to reflect a reduction in interest income for the period April 2, 1996 through June 30, 1996 on that portion of the cash consideration paid at closing of the U.S. Healthcare Sub Merger from the Property-Casualty Sale proceeds. No such adjustment has been made for the period January 1, 1996 through April 2, 1996 and 1995 since such interest income is not reflected in the pro forma financial statements (see adjustment a).

g. Pro forma adjustment to conform the U.S. Healthcare accounting policies with those of Aetna related to expensing rather than capitalizing costs primarily relating to purchased and internally developed software, printed and other promotional items, and the related income tax effect (see adjustment p).

h. Pro forma adjustment to reflect assumed interest expense of 8.0% on $1.45 billion of assumed bank debt or commercial paper anticipated to be borrowed to fund a portion of the cash consideration to be paid at closing of the U.S. Healthcare Sub Merger (see adjustment o), and the related income tax effect.

                              Aetna Inc.
                     Notes To Unaudited Pro Forma
              Condensed Consolidated Financial Statements

Pro Forma Adjustments Related to the Mergers (Continued):
_________________________________________________________

i. Pro forma adjustment to reflect the dividends on the $900 million of the mandatorily convertible preferred stock issued in connection with the Mergers (see adjustment o). In determining pro forma earnings per share, the mandatorily convertible preferred stock is not considered a common stock equivalent and is antidilutive. Pursuant to the terms of the mandatorily convertible preferred stock, the dividend rate on the mandatorily convertible preferred stock was subject to a one-time increase if the dividend rate on the Parent Common Stock initially after the Merger Date is greater than $0.83 per share. No such increase has been reflected in this pro forma adjustment because the common stock dividend was initially set at $.80 per share.

j. Pro forma adjustment to reflect the amortization of the approximately $8.0 billion excess of the purchase price over the estimated fair value of the net assets acquired using a range of estimated useful lives for identifiable intangible assets of 5 to 25 years and a 40 year useful life for goodwill (37 year weighted average life), and the related income tax effect on intangibles other than goodwill.

k. No adjustment has been made to give effect to any non-recurring/unusual restructuring charges that may be incurred as a result of the integration of the Combined Health Operations. The amount of such charges cannot be reasonably determined at this time. Also, no adjustment has been made to give effect to any nonrecurring charges that may be incurred as a result of an Agreement with the Principal Shareholder of U.S. Healthcare (the "Agreement with Principal Shareholder") and any employment agreements with U.S. Healthcare executives (the "Employment Agreements")(see adjustment n).

l. Pro forma adjustment to remove the effect of merger related costs incurred by U.S. Healthcare in the first six months of 1996 and the related income tax effect.

m. Reflects the conversion of Aetna common stock into Parent common stock (including the cancellation of shares held in treasury).

                              Aetna Inc.
                     Notes To Unaudited Pro Forma
              Condensed Consolidated Financial Statements

Pro Forma Adjustments Related to the Mergers:
_____________________________________________

n. Pro forma adjustment to reflect estimated liabilities assumed by Aetna, and the related tax effects, as a result of the Agreement with Principal Shareholder and Employment Agreements.

     (in millions)
     ____________________________________________________________________
     Establishment of Principal Shareholder and
         Employment Agreement liabilities                       $    40.0

     Less:  related tax benefits                                     (5.3)
                                                                _________

                                                                $    34.7
                                                                _________
                                                                _________

o. Pro forma adjustment to reflect payment and financing of the U.S. Healthcare Merger Consideration and transaction costs paid at closing (based on price of Aetna Common Stock of 76 1/8 at the date the merger was announced and transaction costs of $50 million).

     (in millions)
     ____________________________________________________________________
     Cash                                                       $ 3,900.0
     Borrowings from banks or commercial paper                    1,450.0
     Issuance of Parent Common Stock                              2,700.0
     Issuance of Parent Mandatorily Convertible
         Preferred Stock                                            900.0
                                                                _________

                                                                $ 8,950.0
                                                                _________
                                                                _________

p. Pro forma adjustment to conform the U.S. Healthcare accounting policies with those of Aetna related to expensing rather than capitalizing certain assets, to reflect an airplane transferred to the principal shareholder of U.S. Healthcare, to write-off certain assets, and to reflect the related deferred tax effect. Adjustment reflects a change in accounting principle which would be appropriate for U.S. Healthcare as a separate company and does not reflect a change in the estimated future benefits of the assets. Such assets, and the related deferred taxes, consisted of the following:

     (in millions)
     ____________________________________________________________________
     Conforming Accounting Policies:
         Computer software                                      $    30.6
         Printed and other promotional items                          9.1
     Airplane                                                        19.1
     Write-off of Assets:
         Organization costs and goodwill                              6.6
         Licenses                                                     1.6
         Other                                                        2.8
                                                                _________
                                                                     69.8
     Less:  related tax effect                                      (26.2)
                                                                _________

                                                                $    43.6
                                                                _________
                                                                _________

                              Aetna Inc.
                     Notes To Unaudited Pro Forma
              Condensed Consolidated Financial Statements

Pro Forma Adjustments Related to the Mergers (Continued):
_________________________________________________________

q. Pro forma adjustment to reflect the excess of the purchase price over net assets acquired resulting from the U.S. Healthcare Sub Merger, and the related deferred tax effect. The purchase price allocation is based on current available information and may be adjusted upon the completion of the final valuations of U.S. Healthcare's assets and liabilities. Although such adjustment could be material, based on current information it is not expected to be material.

     (in millions)
     ____________________________________________________________________
     Purchase price                                             $ 8,950.0
     Less:  U.S. Healthcare's shareholders' equity as follows:
         Common stock                                                  .7
         Class B stock                                                 .1
         Additional paid-in capital                                 232.6
         Net unrealized capital losses                              (17.5)
         Retained earnings                                        1,217.2
         Treasury stock, at cost                                   (311.8)
         Unearned portion of restricted common stock                (18.8)
                                                                _________
                                                                  7,847.5
     Plus:  the effect of adjustment p above                         43.6

            the effect of adjustment n above                         34.7
                                                                _________

     Purchase price in excess of the estimated fair value
         of net assets acquired                                 $ 7,925.8*
                                                                _________
                                                                _________

     *   Allocated as follows:
         Identifiable Intangibles:
           Customer lists                                       $   800.0
           Provider networks                                        600.0
           Software/Workforce                                       100.0
           Convenant not to compete                                  25.0
                                                                _________
                                                                  1,525.0
           Less:  related tax effect                               (533.8)
                                                                _________
                                                                    991.2
         Goodwill                                                 6,934.6
                                                                _________

                                                                $ 7,925.8
                                                                _________
                                                                _________

Item 7(c).  Exhibits.

                 Exhibit 2.1 Agreement and Plan of Merger, dated as of March 30, 1996, among Aetna Life and Casualty Company, U.S. Healthcare, Inc., Aetna Inc. (formerly known as
                               Butterfly, Inc.), Antelope Sub, Inc. and
                               New Merger Corporation (U.S. Healthcare,
                               Inc. Form 8-K, filed April 2, 1996
                               Exhibit 99.1)


                 Exhibit 2.2 Amendment No. 1, dated as of May 30, 1996, Agreement and Plan of Merger, dated as of March 30, 1996, among Aetna Life and Casualty Company, U.S. Healthcare, Inc., Aetna Inc. (formerly known as Aetna Inc. (formerly known as Butterfly, Inc.), Antelope Sub, Inc. and New Merger Corporation (Aetna Inc. Form S-4, filed June 12, 1996 Exhibit 2.2)

                 Exhibit 4.1 Designations, Rights and Preferences of 6.25% Class C Voting Preferred Stock

                 Exhibit 4.2   Aetna Inc. Rights Agreement

                 Exhibit 15.1  Letter of KPMG Peat Marwick LLP re:
                               Unaudited Interim Financial Information

                 Exhibit 23.1  Consent of KPMG Peat Marwick LLP re:
                               Aetna Services, Inc. (formerly Aetna Life and Casualty Company)

                 Exhibit 23.2  Consent of Ernst & Young LLP

                       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                            Aetna Inc.
                                   ____________________________
                                           (Registrant)


Date  July 26, 1996             By /s/ Robert J. Price
                                   ____________________________
                                      (Signature)

                                      Robert J. Price
                                      Vice President and
                                      Corporate Controller
                                      (Chief Accounting Officer)